Patrick Industries, Inc.

Annual Shareholders Meeting

May 18, 2016

NASDAQ: PATK

Welcome

Julie Ann Kotowski
Director of Investor Relations

Forward-Looking Statements

This presentation contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" of the Company's Annual Report on Form 10-K. The Company does not undertake any obligation to update any forward-looking statements for any reason. The information included in this presentation is as of May 18, 2016.

We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this presentation or to reflect any change in our expectations after the date of this presentation or any change in events, conditions or circumstances on which any statement is based.

Paul Hassler
Chairman of the Board

Andy Nemeth
President & Secretary-Treasurer

Strong Brands


F
I
R
S
T
CUSTOMER
1st

2015 Review

Todd Cleveland
Chief Executive Officer

Sales & Earnings Growth

($ in millions except per share amounts)

Sales Growth



+25%
$920
+24%
$736
+36%
$595
+42%
$437
$308
2011
2012
2013
2014
2015
Sales

Earnings Growth



+42%
$2.72
+29%
$1.91
+11%
$1.49
+138%
$1.33
$0.56
+38%
$42
+28%
$31
+13%
$24
+151%
$21
$8
2011
2012*
2013
2014
2015
Net Income
Diluted EPS

- Sales continue to grow and outpace their respective markets, driven by acquisitions, new products and extension growth, and market share gains
- Net Income and EPS growth continue to outpace our sales growth driven by the following:
  - Acquisition related revenue
  - Increased synergies and efficiencies with acquisitions
  - Leveraging of fixed costs and managing controllable expenses
  - Share buyback program

**2012 excludes the benefit of the income tax credit associated with NOLs - $7MM or $0.43 per diluted share*

Stock Performance



Split Adjusted Stock Performance
$50.00
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$43.98
$28.93
$43.50
$45.85
$29.32
$19.29
52% TSR
48% TSR
12/31/13
12/31/14
12/31/15
4/30/16
Pre-Stock Split Close Price
Post-Stock Split Close Price

As of December 31, 2015, our split-adjusted closing stock price was $43.50, approximately 99% of our pre-split closing stock price of $43.98 on December 31, 2014, and generating a 48% total shareholder return over that time period

Source: NASDAQ

Acquisition Summary by Year

2010 Acquisition Highlights

- 2 companies
- $6MM aggregate purchase price
- $22MM annualized sales
- Primarily RV market-based

2011 Acquisition Highlights

- 3 companies
- $7MM aggregate purchase price
- $26MM annualized sales
- Primarily RV & Industrial market-based

2012 Acquisition Highlights

- 4 companies
- $30MM aggregate purchase price
- $80MM annualized sales
- Primarily RV market-based

2013 Acquisition Highlights

- 3 companies
- $17MM aggregate purchase price
- $42MM annualized sales
- Primarily RV market-based

2014 Acquisition Highlights

- 7 companies
- $72MM aggregate purchase price
- $126MM annualized sales
- Primarily RV market-based

2015 Acquisition Highlights

- 4 companies
- $146MM aggregate purchase price
- $233MM annualized sales
- Primarily RV market-based

2016 Acquisition Highlights

- 2 companies
- $36MM aggregate purchase price
- $53MM annualized sales
- Primarily RV & Industrial market-based

- **$88MM in average revenues acquired from 2010-2015**
- **$134MM average revenues acquired the past 3 years**
- **$53MM in annualized revenues acquired thus far in 2016**

2015 – 2016 Acquisition Summary

Date Acquired	Business	Annualized Sales*	Segment	Industry
02/2015	BETTERWAY PRODUCTS Better Way Partners, LLC	$50 MM	Manufacturing	RV
05/2015	Structural Composites of Indiana Structural Composites of Indiana, Inc.	$18 MM	Manufacturing	RV, Marine & Industrial
09/2015	North American Forest Products / North American Moulding North American	$165 MM	Manufacturing	RV, MH & Industrial
02/2016	Parkland Plastics Parkland Plastics	$30 MM	Manufacturing	RV & Industrial
03/2016	The Progressive Group The Progressive Group	$23 MM	Distribution	RV & Industrial

**Annualized sales represents projected full year sales volumes as of the acquisition date*

Industry Trends

Andy Nemeth

President & Secretary-Treasurer

RV Industry Annual Shipment Trends

(shipments in thousands)



321
300
257
311
321
370
384
391
353
237
166
242
252
286
321
357
374
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015

Average Annual Shipments
- 2004 – 2009: 316,900
- 2010 – 2015: 305,400

- 38% decline in unit shipments from 2006 – 2010
- 54% increase in unit shipments from 2010 – 2015

The RV industry has experienced steady growth over the last six years following a 38% decline in unit shipments during the period of 2006-2010.

Source: RVIA

MH Industry Annual Shipment Trends

(shipments in thousands)



349
251
193
168
131
131
147
118
96
82
50
50
52
55
60
64
71
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015

Average Annual Shipments
- 2004 – 2009: 103,800
- 2010 – 2015: 58,600

- 58% **decline** in unit shipments from 2006 – 2010
- 42% **increase** in unit shipments from 2010 – 2015

The MH Industry continues to recover at a slower pace reflecting the residual impacts from the residential housing crisis in 2008 including tight credit standards and lending.

Source: Manufactured Housing Institute

New Housing Starts Trends

(housing starts in thousands)



1,641
1,569
1,603
1,705
1,848
1,956
2,068
1,801
1,355
906
554
587
609
781
925
1,003
1,112
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015

Average Annual Housing Starts

- 2004 – 2009: 1,440,000
- 2010 – 2015: 836,000

- 67% decline in new housing starts from 2006 – 2010
- 89% increase in new housing starts from 2010 – 2015

We estimate that approximately half of our industrial revenue base in 2015 was directly tied to the residential housing market which appears to have begun its recovery. Our products have applicability in both new construction and remodel markets.

Source: U.S. Census Bureau

1st Quarter 2016 Review

Q1 2016 Summary


78%
11%
11%

Q1 2016 Sales by Market
78% - RV
11% - MH
11% - Industrial

($ in millions except per share data)

	Q1-2016	Q1-2015	Change
Net Sales	$278.6	$223.4	25%
Operating Income	$20.6	$15.6	32%
Net Income	$12.0	$9.2	32%
Net Income per Diluted Share	$0.80	$0.59	36%

Content per Unit*


$1,904
$1,629
$1,787
$1,718
RV
MH
2016
2015

- Sales increased $55 million for the first quarter 2016
  - RV Sales ↑ 25% | Industry ↑ 11%
  - MH Sales ↑ 23% | Industry ↑ 24%
  - Industrial Sales ↑ 29% | New housing starts ↑ 14%
- Content per unit, on a trailing twelve month basis, increased 17% for RV and 4% for MH
- Operating income increased $5 million for the first quarter 2016 led by:
  - Acquisitions, leveraging synergies and improved operating efficiencies
- Net income per diluted share increased 36% in the first quarter 2016

Industry/Housing Starts data per industry sources: RVIA, MHI and US Census Bureau

Geographical & Product Expansion



Focus on expansion opportunities that provide the greatest potential, while understanding any potential risks or pitfalls

Patrick Industries, Inc.

Annual Shareholders Meeting

May 18, 2016

NASDAQ: PATK